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Exhibit 23.2

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-96625 and 333-73152) pertaining to the VIASYS Healthcare Inc. Equity Incentive Plan, the 2001 Employees' Stock Purchase Plan and the Deferred Compensation Plan for Directors of our reports dated February 12, 2003, with respect to the consolidated financial statements and schedule of VIASYS Healthcare Inc. included in the Annual Report (Form 10-K) for the year ended December 28, 2002.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania March 21, 2003

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  Exhibit 23.2
Consent of Independent Auditors